EXHIBIT 1

                             JOINT FILING AGREEMENT


         In accordance with Rule 13d-1(K) promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including amendments thereto) with respect to the shares of Common Stock of CFI Mortgage, Inc., and further agree that this Joint Filing Agreement expressly authorizes each other party to execute, deliver and file on its behalf such Statement and any and all amendments thereto. This Joint Filing Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In evidence thereof the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of April 9, 2001.


                                Nikko Financial Services, Inc.


                                By: /s/ Masao Matsuda
                                   ------------------------------
                                Name:  Masao Matsuda
                                Title: Member, Board of Directors



                                Nikko Americas Holding Co., Inc.


                                By: /s/ Masao Matsuda
                                   ------------------------------
                                Name:  Masao Matsuda
                                Title: Chairman of the Board of Directors and
                                       President


                                Nikko Securities Global Holdings Ltd.


                                By:_____________________
                                Name:  _________________
                                Title:   __________________


                                The Nikko Securities Co. Ltd.


                                By:_____________________
                                Name:  _________________
                                Title:   __________________